                     THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF

                        ALTERMAN INVESTMENT FUND, INC.

     The undersigned stockholder(s) of Alterman Investment Fund, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated _____________, 1999, and hereby appoints Perry Alterman and Daniel Alterman, and either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Alterman Investment Fund, Inc. to be held on ______________, 1999 at 11:00 a.m., local time, at 182 Hilderbrand Drive, Suite 102, Atlanta, Georgia 30328 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

     This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3, and as the proxies deem advisable on such other matters as may come before the meeting.
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                        Please date, sign and mail your

                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders

                        ALTERMAN INVESTMENT FUND, INC.

                          __________________________



                Please detach and Mail in the Envelope Provided


A [X] Please mark your
      votes as in this
      example.


                                                 FOR      AGAINST    ABSTAIN
1. To approve an Agreement and
   Plan of Reorganization with the               [  ]       [  ]       [  ]
   Georgia Portfolio of Smith Barney
   Muni Funds, as described in the
   accompanying Proxy Statement/
   Prospectuses.

                                  FOR all nominees listed       WITHHOLD authority
                                  to right (except as marked     to vote for all
                                  to the contrary below)         nominees listed at right
2. To elect the nominees listed                                                             Nominees: Perry Alterman
   at right to serve as                    [  ]                        [  ]                           Daniel Alterman
   directors of Alterman                                                                              Kusiel Kaplan
   Investment Fund, Inc. for the                                                                      Stanley Friedman
   ensuing year.                                                                                      Joel J. Fryer

Instruction: To withhold authority to vote for any individual nominee, mark "FOR" hereon, and write that nominee's name in the space below.

_____________________________



                                                    FOR     AGAINST   ABSTAIN
3. To approve ratification of the selection of
   Bimbrey, Minsk & Minsk LLC as auditors           [ ]      [ ]         [ ]
   of Alterman Investment Fund, Inc. for
   fiscal 2000, subject to termination without penalty upon the vote of a majority of the outstanding voting securities of Alterman
   Investment Fund, Inc.


4. In their discretion, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.


PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.


SIGNATURE_______________   ____________________________  DATED:________, 1999
                            Signature, if held jointly  (Please Date This Proxy)


NOTE: (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. persons signing in a fiduciary capacity should so indicate. if shares are held by joint tenants or as community property, both should sign.)